UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	58-1445060
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Other Events

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2007, Morris Publishing Group, LLC ("Morris Publishing"), as borrower, entered into an Amendment No. 2 and Waiver with JPMorgan Chase Bank, N.A. as Administrative Agent under the Credit Agreement dated as of December 14, 2005 (the "Credit Agreement") between Morris Publishing, Morris Communications Company, LLC ("Morris Communications"), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Additional parties to the Amendment include the subsidiary guarantors of Morris Publishing Group and Morris Communications Holding Company, LLC, the parent of Morris Communications. The lenders party to the Credit Agreement are JPMorgan Chase Bank, N.A., The Bank of New York, SunTrust Bank, Wachovia Bank, N.A., Bank of America, N.A., General Electric Capital Corporation, Allied Irish Banks, P.L.C., AIB Debt Management, Limited, RBS Citizens, N.A., Comerica Bank, US Bank, National Association, First Tennessee Bank, National Association,Webster Bank, National Association, Keybank National Association, Sumitomo Mitsui Banking Corporation, and Mizuho Corporate Bank, Ltd. The Credit Agreement provides for $350 million of senior secured term and revolving credit facilities.

The Credit Agreement contains a negative covenant prohibiting Morris Communications or any of its subsidiaries (including Morris Publishing) from selling or otherwise disposing of all or a substantial part of its business or property. Amendment No. 2 and Waiver waives compliance by Morris Communications with this covenant to permit Morris Publishing to sell fourteen daily newspapers, three nondaily newspapers, a commercial printing operation and other related publications to GateHouse Media, Inc.("GateHouse"), under the terms set forth in their definitive asset purchase agreement entered into on October 23, 2007. Morris Publishing is required to utilize all of the after-tax net cash proceeds from the disposition to promptly prepay or reduce the commitments in the manner set forth in the Credit Agreement.

The Credit Agreement and Amendment No. 1 to the Credit Agreement also contain financial covenants requiring Morris Publishing to meet certain financial tests on an on-going basis, including minimum interest coverage ratio, minimum fixed charge coverage ratio, and maximum cash flow ratios, based upon consolidated financial results of Morris Communications and all of its subsidiaries (including Morris Publishing). Amendment No. 2 amends the fixed charge coverage ratio as defined in the Credit Agreement to exclude the income taxes payable on the gain from the sale of  assets to GateHouse from the calculation of the ratio.

A copy of Amendment No. 2 and Waiver is furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure

On December 3, 2007, Morris Publishing issued a press release announcing  close of the previously announced sale of various newspapers and publications and a commercial printing operation to GateHouse. A copy of Morris Publishing’s press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1
Amendment No. 2 and Waiver dated November 28, 2007 to Credit Agreement dated December 14, 2005, by and between Morris Publishing Group, LLC, various lenders and JPMorgan Chase Bank, N.A. as Administrative Agent, for $350 million of senior secured term and revolving credit facilities.

99.2	Press Release of Morris Publishing Group, LLC, dated December 3, 2007, announcing the close of the sale of various newspapers and publications and a commercial printing operation to GateHouse Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer